EXHIBIT 22

                           VERMONT PURE HOLDINGS, LTD.

                                  SUBSIDIARIES


                                                              State of
Name                                                        Incorporation


Vermont Pure Springs, Inc                                     Delaware
A.M. Fridays, Inc.                                          New Hampshire
Excelsior Springs Water Co., Inc.                             New York


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


                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
  of Vermont Pure Holdings, Ltd.
Randolph, Vermont


We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-95908 on Form S-8 of Vermont Pure Holdings, Ltd. of our report, dated December 17, 1997, appearing in the Annual Report on Form 10-KSB of Vermont Pure Holdings, Ltd. for the year ended October 25, 1997.

/S/Feldman Radin & Co., P.C.
FELDMAN RADIN & CO., P.C.
Certified Public Accountants
New York, New York
January 23, 1998


284187.5
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